UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2015

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Novelis Inc. announced that its Board of Directors had appointed Steven Fisher to serve as the company’s Interim President, effective immediately. Mr. Fisher, 44, has served as the company’s Senior Vice President and Chief Financial Officer since 2007. He will continue to serve in that capacity. The company did not enter into a compensation arrangement with Mr. Fisher in relation to his interim appointment.

Mr. Fisher succeeds Philip Martens, 55, the company’s previous President and Chief Executive Officer, who departed the company effective April 20, 2015. The company plans to disclose the terms of Mr. Martens’ severance arrangements in a later filing.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press release, dated April 20, 2015 (furnished to the Commission as part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: April 20, 2015	By:	/s/
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated April 20, 2015 (furnished to the Commission as part of this Form 8-K).